SECOND
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               MMH HOLDINGS, INC.

      The undersigned, Martin L. Ditkof, Secretary of MMH Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The name of the corporation is:

      MMH Holdings, Inc. (the "Corporation").

SECOND: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on December 4, 1991 under the name SPH Crane and Hoist, Inc.

THIRD: The first Certificate of Amendment of the Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on September 30, 1997.

FOURTH: The first Amended and Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on March 6, 1998.

FIFTH: This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Board of Directors having duly adopted resolutions setting forth and declaring advisable this Second Amended and Restated Certificate of Incorporation, and in lieu of a meeting of the stockholders, written consent to this Second Amended and Restated Certificate of Incorporation having been given by the holders of all of the outstanding stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

SIXTH: This Second Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware in order to amend the Amended and Restated Certificate of Incorporation to deny holders of Nonvoting Common Stock the right to vote on any future proposals to increase the number of authorized shares of Nonvoting Common Stock.

SEVENTH: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

      FIRST: The name of the corporation is MMH Holdings, Inc. (hereinafter, the "Corporation").

      SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,500,000 shares of stock, of which 500,000 shares, designated as preferred stock, shall have a par value of One Cent ($.01) per share (the "Preferred Stock"), 900,000 shares, designated as voting common stock, shall have a par value of One Cent ($.01) per share (the "Voting Common Stock"), and 100,000 shares, designated as nonvoting common stock, shall have a par value of One Cent ($.01) per share (the "Nonvoting Common Stock," and collectively, with the Voting Common Stock, the "Common Stock").

      A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

Common Stock. 1. Dividends. Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

      2. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them.

      3. Voting Rights. Except as otherwise required by law, each holder of shares of Voting Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. Except as required by law, the holders of Nonvoting Common Stock shall have no voting rights and, in addition, the holders of Nonvoting Common Stock shall have no voting rights with respect to the approval of any proposed increase in the number of authorized shares of Nonvoting Common Stock. Except for the absence of voting rights, the holders of shares of Nonvoting Common Stock, with respect to Nonvoting Common Stock, shall have the same rights, preferences, and privileges as holders of Voting Common Stock with respect to Voting Common Stock.

      FIFTH: The Corporation reserves the right to amend, alter, change or repeal any provision in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

      SIXTH: Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

      SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

      EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

      NINTH: Pursuant to Section 203(b) of the General Corporation Law of the State of Delaware, the Corporation hereby expressly elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation on behalf of the Corporation and does verify and affirm, under penalty of perjury, that this Second Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 26th day of March, 1998.

                                    MMH HOLDINGS, INC.



                                    By: /s/ Martin L. Ditkof
                                       --------------------------------
                                    Name:  Martin L. Ditkof
                                    Title: Secretary